EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended November 9, 2012

Current Month                Rolling Performance*                                  Rolling Risk Metrics* (Dec 2007 – Nov 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.1%	-0.1%	-6.1%	-6.2%	-6.3%	-1.3%	2.6%	-1.3%	11.6%	-22.5%	-0.1	-0.2
B**	-0.1%	-0.1%	-6.6%	-6.7%	-6.9%	-2.0%	N/A	-2.0%	11.6%	-24.5%	-0.1	-0.2
Legacy 1***	0.0%	0.0%	-4.3%	-4.1%	-4.3%	N/A	N/A	-3.6%	11.1%	-17.7%	-0.3	-0.4
Legacy 2***	0.0%	0.0%	-4.5%	-4.4%	-4.7%	N/A	N/A	-4.0%	11.1%	-18.3%	-0.3	-0.5
Global 1***	0.0%	-0.1%	-3.7%	-3.6%	-5.5%	N/A	N/A	-4.6%	10.6%	-17.2%	-0.4	-0.6
Global 2***	0.0%	-0.1%	-3.9%	-3.9%	-5.8%	N/A	N/A	-4.9%	10.5%	-18.1%	-0.4	-0.6
Global 3***	-0.1%	-0.1%	-5.3%	-5.4%	-7.4%	N/A	N/A	-6.6%	10.5%	-23.1%	-0.6	-0.8

S&P 500 Total Return Index****	-2.3%	-2.2%	11.8%	13.0%	10.2%	0.8%	6.1%	0.8%	19.1%	-48.8%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	2.8%	1.7%	6.3%	9.5%	12.5%	10.1%	8.3%	10.1%	13.1%	-12.3%	0.8	1.4
*           Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	20%					20%
Energy	6%	Short	Crude Oil	2.8%	Short	6%	Short	Crude Oil	2.8%	Short
			Natural Gas	1.1%	Long			Natural Gas	1.1%	Long
Grains/Foods	10%	Short	Sugar	1.9%	Short	10%	Short	Sugar	1.9%	Short
			Wheat	1.4%	Long			Wheat	1.4%	Long
Metals	4%	Short	Gold	1.3%	Long	4%	Short	Gold	1.4%	Long
			Aluminum	0.5%	Short			Aluminum	0.5%	Short
FINANCIALS	80%					80%
Currencies	29%	Short $	Euro	2.9%	Short	29%	Short $	Euro	2.9%	Short
			Australian Dollar	1.9%	Long			Australian Dollar	1.8%	Long
Equities	15%	Long	S&P 500	3.0%	Long	15%	Long	S&P 500	3.1%	Long
			Hang Seng Index	1.8%	Long			Hang Seng Index	1.8%	Long
Fixed Income	36%	Long	Bunds	8.2%	Long	36%	Long	Bunds	8.3%	Long
			U.S. 10-Year Treasury Notes	6.2%	Long			U.S. 10-Year Treasury Notes	6.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished higher but fell from their mid-week highs after regional reports from Europe signaled slowing economies within the region and less demand for the commodity. Natural gas markets declined as inventories continued to rise to historic levels in preparation for the winter season.

Grains/Foods
Corn prices rose due to a weak U.S. dollar. However, the gains were undermined by USDA crop reports which upwardly revised the total yield for the corn crop.  Soybean markets also ended lower after the USDA increased its estimate of the yield for this year’s soybean crop.

Metals
Gold markets ended higher as investors sought a safe-haven asset in anticipation of the impending fiscal cliff in the U.S. and of a potential economic slowdown across Europe. Copper prices also fell on those factors and on concerns about weak demand in China.

Currencies
The Japanese yen rose as investors sought safe-haven currencies after the U.S. presidential election and the on-going concerns about the government’s ability to effectively resolve the severe budget cuts.   The euro fell versus the U.S. dollar as the European Central Bank’s President, Mario Draghi, announced the European debt crisis is negatively affecting Germany’s economy.

Equities
U.S. equity markets ended the week manifestly lower as investors reacted both to negative news out of Europe and to the reelection of President Obama. Asian markets also declined in fear about whether the U.S. government could strike a budget compromise before year’s end.

Fixed Income
U.S. Treasuries rose following the national elections and in anticipation the reality of a divided federal government might create budgetary gridlock which, in turn,  could restrict economic growth and boost the demand for safe haven assets.  Weak demand for new five-year Spanish bonds caused Spanish and Italian debt yields to rise.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.